Exhibit 3.2.173

OUTBACK OF GERMANTOWN, INC.

BY-LAWS

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the Stockholders of the Corporation shall be held on a day duly designated by the President of the Corporation, on January 2, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing stockholders to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

SECTION 2. Special Meetings. Special Meetings of the Stockholders may be called at any time for any purpose or purposes by the President, by a Vice President, or by a majority of the Stockholders, and shall be called forthwith by the President, by a Vice President, or the Secretary of the Corporation upon the request, in writing of the holders of twenty-five percent (25%) of all the shares outstanding and entitled to vote on the business to be transacted at such meetings. Such requests shall state the purpose or purposes of the meetings. Business transacted at all special meetings of Stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

SECTION 3. Place of Holding Meetings. All meetings of Stockholders shall be held at the principal office of the Corporation.

SECTION 4. Notice of Meetings. Written notice of each meeting of the Stockholders shall be mailed, postage prepaid, by the Secretary, to each Stockholder of record entitled to vote thereat his post office address, as it appears on the books of the Corporation, at least ten (10) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held, and, in the case of a special meeting, shall state briefly the purpose thereof. Said notice may be waived by the consent of all Stockholders.

SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the Stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

SECTION 6. Conduct of Meetings. Meetings of Stockholders shall be presided over by the President of the Corporation or, if he is not present, by a Vice President, or if none of said officers is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

SECTION 7. Voting. At all meetings of Stockholders, every Stockholder entitled to a vote thereat shall have one (1) vote for each share of stock outstanding in his/her name on the books of the Corporation on the date for the determination of Stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such Stockholder, or his/her duly authorized attorney, bearing a date not more than three (3) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed, or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these By-Laws.

If the Chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualifications of the voters, shall be decided by the tellers. Such tellers shall be appointed by the Chairman of the meeting.

ARTICLE II

Board of Directors

SECTION 1. Board of Directors. The Corporation has elected in its Charter to have no Board of Directors.

SECTION 2. General Powers. The property and business of the Corporation shall be managed under the direction of the Stockholders of the Corporation.

ARTICLE III

Officers

SECTION 1. Election, Tenure and Compensation. The Officers of the Corporation shall be a President, a Secretary and a Treasurer and also such other officers including one or more Vice Presidents and/or one or more assistants to the foregoing officers as the Stockholders from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected and shall serve at the discretion of the Stockholders. The officers may, but need not be, stockholders. Any two or more of the above officers, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Stockholders.

In the event that any office, other than an office required by law, shall not be filled by the Stockholders, or, once filled, subsequently becomes vacant, then such office and all references thereto in these By-Laws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these By-Laws.

Except where otherwise expressly provided in a contract duly authorized by the Stockholders, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Stockholders, and all officers, agents, and employees shall hold office at the discretion of the Stockholders or the officers appointing them.

SECTION 2. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general charge and control of all its business affairs and properties. The President shall preside at all meetings of the stockholders.

The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a Corporation. The President shall be ex-officio a member of all standing committees. The President shall do and perform such other duties as may, from time to time, be assigned to him by the Stockholders.

SECTION 3. Powers and Duties of the Vice President. The Stockholders may appoint a Vice President. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the Stockholders or by the President.

In the case of the absence or disability of the President, the duties of that office shall be performed by any Vice President.

SECTION 4. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the stockholders upon whose written request the meeting is called as provided in these By-Laws. The Secretary shall record all the proceedings of the meeting of the Stockholders in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the Stockholders or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Stockholders or the President, and attest to the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Stockholders and the President.

SECTION 5. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all money and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Stockholders.

The Treasurer shall disburse the monies of the Corporation as may be ordered by the Stockholders, taking proper vouchers for such disbursements. He shall tender to the President and the Stockholders, whenever either of them requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

The Treasurer shall give the Corporation a bond, if required by the Stockholders, in a sum, and with one or more sureties satisfactory to the Stockholders, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys, and other properties of whatever kind in his possession or under his control belonging to the Corporation.

The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Stockholders and the President.

SECTION 6. Assistant Secretary. The Stockholders may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Stockholders) have power to perform all duties of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Stockholders or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

SECTION 7. Assistant Treasurer. The Stockholders may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Stockholders) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall perform such other duties as may be assigned to him by the Stockholders or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer and the taking of any action by such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

ARTICLE IV

Stock

SECTION 1. Certificates for Stock. Each Stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Charter, as shall be approved by the Stockholders or any officer or officers designated for such purpose by resolution of the Stockholders. Each stock certificate shall be signed by the President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signature may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

SECTION 2. Transfers. The Stockholders shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

SECTION 3. Record Date and Closing of Transfer Books. The Stockholders may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to Stockholders, including which Stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of Stockholders, the record date of the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

SECTION 4. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each Stockholder and the number of shares of each class which the Stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

SECTION 5. Lost Stock Certificates. The Stockholders of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Stockholders may delegate such power to any officer or officers of the Corporation. In its discretion, the Stockholders or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE V

Finance

SECTION 1. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Stockholders, be signed by the President, a Vice President or an Assistant Vice President and counter-signed by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 2. Annual Statement of Affairs. There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the Stockholders and, within twenty (20) days after the meeting, placed on file at the Corporation’s principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary by-law adopted by the Stockholders. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December.

ARTICLE VI

Miscellaneous Provisions

SECTION 1. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders.

SECTION 2. Notices. Whenever, under the provisions of these By-Laws, notice is required to be given to any officer, or Stockholder, it shall not be construed to mean personal notice, but such notice shall be given in writing by mail, by depositing the same in a post office or letter box, in a post paid sealed wrapper, addressed to each Stockholder, or officer at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any Stockholder, or officer may waive any notice required to be given under these By-Laws.

SECTION 3. Corporate Seal. The Stockholders shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Stockholders may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 4. Bonds. The Stockholders may require any officer, agent, or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Stockholders.

SECTION 5. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, or a proxy approved by the President. The Stockholders, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 6. MAIL. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mail, postage prepaid.

SECTION 7. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

SECTION 8. Amendment of By-Laws. The Stockholders shall have the power and authority to amend, alter or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws.